UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane
Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)    James R. McCraw, Vice President, Accounting and Risk Management of Texas Industries, Inc. (“TXI”), retired on August 1, 2008 after over 38 years of service with TXI. Mr. McCraw was the chief accounting officer of TXI.

(c)    T. Lesley Vines, age 45, the Vice President and Corporate Controller of TXI, has been named to succeed Mr. McCraw as chief accounting officer effective August 1, 2008. Mr. Vines, whose title will not change, has been Vice President and Corporate Controller since March 2004. Mr. Vines joined TXI in 1995 and served as Corporate Tax Manager from November 1995 until January 1999 and as Director of Accounting and Tax from January 1999 until March 2004. Mr. Vines is a certified public accountant and holds a bachelors degree in accounting from Hardin Simmons University and a masters degree in taxation from Baylor University.

Sharon M. Ellis, age 41, has been elected Treasurer of TXI effective August 1, 2008. Ms. Ellis joined TXI as Assistant Treasurer in February 2008. She was Chief Financial Officer of The Container Store, Inc., a specialty retailer, from May 2005 until February 2007 and Senior Vice President of JPMorgan Chase & Co., a commercial bank, from April 2003 until May 2005. Prior to April 2003 she held positions in the banking industry and was owner of an internet based market research firm. Ms. Ellis holds a masters in business administration degree from the American Graduate School of International Management (Thunderbird) and a bachelors degree in finance from Texas Tech University.

Two press releases announcing these management changes are attached hereto as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Releases dated July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By: /s/ Frederick G. Anderson

Frederick G. Anderson Vice President and General Counsel

Date:	August 1, 2008